UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 11, 2023

COMSCORE, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 11, 2023, comScore, Inc. (the "Company") received a standard letter (the "Notification Letter") from The Nasdaq Stock Market LLC ("Nasdaq") stating that the Company was not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5450(a)(1) because the Company's common stock did not maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days.

The Notification Letter has no immediate effect on the listing of the Company's common stock on Nasdaq. The Notification Letter provides that the Company has an automatic period of 180 calendar days to regain compliance with Nasdaq Listing Rule 5450(a)(1). To regain compliance, the closing bid price of the Company's common stock must be at least $1.00 per share for a minimum of 10 consecutive business days at any time prior to the expiration of the 180-day period (January 8, 2024). In the event that the Company does not regain compliance during the initial 180-day period, the Notification Letter provides that the Company may be eligible for additional time to reach compliance.

The Company intends to actively monitor the bid price of its common stock and will consider all available options to resolve the deficiency and regain compliance with Nasdaq Listing Rule 5450(a)(1). The Company is committed to regaining compliance prior to the expiration of applicable compliance periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Mary Margaret Curry
Mary Margaret Curry
Chief Financial Officer and Treasurer
Date: July 17, 2023
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